Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G attached hereto) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of common stock, par value of $0.01 per share, of Playtika Holding Corp., a Delaware company, and that this Agreement may be included as an exhibit to such joint filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 27, 2021.

On Chau	By:	/s/ On Chau
	Name:	On Chau

8th Wonder Corporation
	By:	/s/ Cao Bo
	Name:	Cao Bo
	Title:	Director

Hotlink Investment Limited	By:	/s/ Cao Bo
	Name:	Cao Bo
	Title:	Director

Infinite Bandwidth Limited	By:	/s/ Cao Bo
	Name:	Cao Bo
	Title:	Director

Trustworthy Group Ltd.	By:	/s/ Cao Bo
	Name:	Cao Bo
	Title:	Director